SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report October 30, 2003

(Date of earliest event reported) October 29, 2003

Centrue Financial Corporation

f/k/a Kankakee Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13676	36-3846489
(Commission File Number)	(I.R.S. Employer Identification Number)

310 South Schuyler Avenue, Kankakee, Illinois	60901
(Address of principal executive offices)	(Zip Code)

(815) 937-4440

(Registrant’s telephone number, including area code)

Item 5.	Other Information and Regulation FD Disclosure

On October 29, 2003, Centrue Financial Corporation, a Delaware corporation (“Centrue Financial”), and Centrue Bank, an Illinois state chartered bank and a wholly owned subsidiary of Centrue (“Centrue Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parish Bank and Trust Company, an Illinois state chartered bank (“Parish Bank”), which provides for the merger of Parish Bank with and into Centrue Bank. The merger is conditioned upon, among other things, approval by the holders of Parish Bank’s common stock and the receipt of certain regulatory approvals.

Additionally, Centrue Financial announced on October 29, 2003 that John N. Kempen has joined Centrue Bank to serve as the Regional President for its Champaign/Urbana market.

A copy of a News Release, dated October 29, 2003, issued by Centrue Financial relating to the merger transaction is attached as Exhibit 99.1. A copy of the News Release, dated October 29, 2003, relating to the hiring of Mr. Kempen is attached as Exhibit 99.2. Each news release is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1	News Release dated October 29, 2003 announcing the merger transaction with Parish Bank

99.2	News Release dated October 29, 2003 announcing the hiring of John N. Kempen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANKAKEE BANCORP, INC.

	By:	/s/ JAMES M. LINDSTROM

Dated: October 30, 2003		James M. Lindstrom
Chief Financial Officer

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